Exhibit C
JOINT FILING AGREEMENT
     The undersigned hereby agree that the Statement on Schedule 13D, dated August 9, 2010 (the “Schedule 13D”), and the Amendment No. 1 to the Schedule 13D, dated October 4, 2010 (the “Amendment No. 1”), (including any subsequent amendments, restatements, supplements, and/or exhibits thereto) with respect to the common shares, without par value, of Response Biomedical Corp. was and is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to this Amendment No. 1. Each of the undersigned agrees to be responsible for the timely filing of the Amendment No. 1, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 4th day of October, 2010.

Dated: October 4, 2010	ORBIMED ADVISORS LLC a Delaware Limited Liability Company
	By:	/s/ Samuel D. Isaly
Samuel D. Isaly
Managing Member

ORBIMED ADVISORS LIMITED a Cayman Islands corporation
	By:	/s/ Samuel D. Isaly
Samuel D. Isaly
Director

ORBIMED ASIA GP, LP a Cayman Islands limited partnership
	By:	ORBIMED ADVISORS LIMITED, its general partner

	By:	/s/ Samuel D. Isaly
Samuel D. Isaly
Director

ORBIMED CAPITAL GP III LLC a Delaware limited liability company
	By:	ORBIMED ADVISORS LLC, its managing member

	By:	/s/ Samuel D. Isaly
Samuel D. Isaly
Managing Member

SAMUEL D. ISALY
	By:	/s/ Samuel D. Isaly
Samuel D. Isaly